Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of March 2, 2026 (this “Supplemental Indenture”), among GRAN TIERRA ENERGY INC., a Delaware corporation (the “Issuer”), the NOTE GUARANTORS party hereto (the “Note Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (together with its successors, in such capacity, the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuer, the Note Guarantors and the Trustee entered into an Indenture, dated as of February 18, 2026 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued $491,853,000 in the aggregate principal amount of 9.750% Senior Secured Amortizing Notes due 2031 (the “Initial Notes”);

WHEREAS, pursuant to Section 2.11 of the Indenture, Additional Notes may be issued from time to time under the Indenture pursuant to one or more indentures supplemental to the Indenture, and such Additional Notes and the Initial Notes will be treated collectively as a single class for all purposes of the Indenture;

WHEREAS, the Issuer and the Note Guarantors have authorized the execution and delivery of this Supplemental Indenture for the purpose of issuing $11,717,000 in aggregate principal amount of Additional Notes (the “New Notes”);

WHEREAS, pursuant to Section 9.1(viii) of the Indenture, the Issuer, the Note Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to provide for the issuance of the New Notes in accordance with the limitations set forth in the Indenture without notice to or consent of any Holder;

WHEREAS, the Trustee in entering into this Supplemental Indenture is entitled to rely upon an Officers’ Certificate and an Opinion of Counsel, each of which has been provided to the Trustee; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or other comparable constituent documents) of the Issuer, the Note Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuer, the Note Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuer and the Note Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

ARTICLE I

Section 1.1         This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as a part of, the Indenture for any and all purposes.

Section 1.2         This Supplemental Indenture shall become effective immediately at its execution and delivery by the Issuer, the Note Guarantors and the Trustee.

ARTICLE II

Section 2.1         As of the date hereof, the Issuer shall issue the New Notes pursuant to this Supplemental Indenture. The New Notes issued pursuant to this Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.11 of the Indenture and shall be considered with the Initial Notes collectively as a single class for all purposes of the Indenture. The New Notes shall have the same terms and conditions in all respects as the Initial Notes, except that the issue date of the New Notes shall be March 2, 2026.

The New Notes issued in the form of Global Notes will be issued under the same CUSIP/ISIN numbers as the Initial Notes (except that New Notes issued pursuant to Regulation S under the Securities Act will trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the New Notes). Promptly following the termination of 40-day period following the issue date of the New Notes, the Issuer shall cause the beneficial interests in New Notes in the form of Regulation S Global Notes to be exchanged for beneficial interests in the Initial Note Regulation S Global Note (CUSIP: U37016 AF6 / ISIN: USU37016AF67) pursuant to the applicable procedures of DTC. The Issuer shall deliver to the Trustee a written order of the Issuer, signed by one of its Authorized Officers, directing the Trustee to process such mandatory exchange, along with an Officers’ Certificate and Opinion of Counsel if requested by the Trustee.

The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this Supplemental Indenture shall be $11,717,000.

Section 2.2         Subject to Article VII of the Indenture, the Note Guarantors hereby absolutely, irrevocably and unconditionally Guarantee, jointly and severally, to each Holder and to the Trustee the full and punctual payment (whether at an installment date or the Maturity Date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest and all other amounts that may come due and payable under each Additional Note and the full and punctual payment of all other amounts payable by the Issuer under the Indenture as they come due.

ARTICLE III

Section 3.1         As of the date hereof, the Issuer will issue, and the Trustee, pursuant to a written order delivered in connection therewith, is directed to authenticate and deliver, the New Notes under the Indenture, substantially in the form of Exhibit A to the Indenture.

Section 3.2         Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.3         Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee.

Section 3.4         THIS SUPPLEMENTAL INDENTURE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 3.5         This Supplemental Indenture may be executed on any number of separate counterparts (including by fax or electronic delivery), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) (“Electronic Signatures”) shall be deemed original signatures for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture to be duly executed as of the date first above written by their respective officers hereunto duly authorized.

GRAN TIERRA ENERGY INC., as the Issuer

By:	/s/ Ryan Ellson
	Name:	Ryan Ellson
	Title:	Executive Vice President and Chief Financial Officer

GRAN TIERRA ENERGY CI GMBH, as Note Guarantor

By:	/s/ Stefan Smit
	Name:	Stefan Smit
	Title:	President of Managing Officers

GRAN TIERRA OPERATIONS COLOMBIA GMBH, as Note Guarantor

By:	/s/ Stefan Smit
	Name:	Stefan Smit
	Title:	President of Managing Officers

GRAN TIERRA ENERGY COLOMBIA GMBH, as Note Guarantor

By:	/s/ Stefan Smit
	Name:	Stefan Smit
	Title:	President of Managing Officers

[Signature Page to First Supplemental Indenture – 2031 Notes]

GRAN TIERRA RESOURCES GMBH, as Note Guarantor

By:	/s/ Stefan Smit
	Name:	Stefan Smit
	Title:	President of Managing Officers

[Signature Page to First Supplemental Indenture – 2031 Notes]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
	Name:	Michael K. Herberger
	Title:	Vice President

[Signature Page to First Supplemental Indenture – 2031 Notes]